Exhibit 99.2

FIRST QUARTER 2026
FINANCIAL RESULTS AND SHAREHOLDER LETTER

A LETTER FROM OUR CHAIRMAN AND CEO

RH REPORTS FIRST QUARTER 2026 RESULTS

FIRST QUARTER 2026 HIGHLIGHTS

GAAP Net Revenues Decreased 1.7% to $800.3M

GAAP Net Loss of $13.7M

EBITDA of $71.8M and EBITDA Margin of 9.0%

Adjusted EBITDA of $56.9M and Adjusted EBITDA Margin of 7.1%

Free Cash Flow of $13.3M

The Company’s First Quarter net revenues were negatively impacted by approximately $45 million due to higher backorder and special order balances that were approximately $75 million higher than the same period a year ago, primarily as a result of tariff related resourcing. The Company expects a similar elevated balance in Q2, with balances returning to normalized levels by the end of 2026, resulting in a revenue pick up of approximately $75 million in the second half of this year.

Please see the tables below for reconciliations of all GAAP to non-GAAP measures referenced in this press release.

There are no adjustments to GAAP net revenues or GAAP gross margin presented in this press release.

TO OUR PEOPLE, PARTNERS AND SHAREHOLDERS

First quarter revenues of $800.3M, and adjusted EBITDA margin of 7.1% exceeded the high end of our expectations in the first quarter despite back order and special order balances approximately $75 million higher than a year ago, primarily due to tariff related resourcing.

As a result of our better than expected first quarter results we are raising our outlook for fiscal year 2026 and providing the following outlook for the second quarter:

FISCAL YEAR 2026 OUTLOOK

Revenue Growth of 4.5% to 8.0%

Adjusted EBITDA Margin of 14.2% to 16.0%

Adjusted Free Cash Flow of $300M to $400M

The above outlook includes an approximate negative 270 basis point Adjusted EBITDA margin impact from pre-opening and startup costs to support our international expansion.

We define adjusted free cash flow as free cash flow plus proceeds from asset sales.

1	FIRST QUARTER 2026 FINANCIAL RESULTS AND SHAREHOLDER LETTER

SECOND QUARTER 2026 OUTLOOK

Revenue Growth of 0.5% to 2.5%

Adjusted EBITDA Margin of 11.5% to 13.0%

The above outlook includes an approximate negative 380 basis point Adjusted EBITDA margin impact from pre-opening and startup costs to support our international expansion.

THE BRIDGE FROM HERE TO THERE

How? Many will ask, in an economic environment like the one we are navigating through, do you get from your half one numbers to the half two numbers necessary to make the year? There are three parts that form the proverbial bridge to the other side, supporting the case for our business to accelerate from flat in half one, to up twelve percent in half two, as we’ve done many times before. We’ve listed them below:

Backlog reduction:     +4.5 points

New store growth:      +2.5 points

New concept growth: +5.0 points

(RH Estates)

BUILDING THE FOUNDATION FOR A GLOBAL LUXURY BRAND

Similar to structures that stand the test of time, those rewarded with historical recognition and reverence, luxury brands are designed and built in the same fashion, on incredibly strong foundations. Both endeavors are considered hard and in many cases, impossible. They always require more time and capital, and are generally built by unrelenting and unrelatable individuals and teams.

You’ve heard us talk over the years about climbing the luxury mountain, how it’s not for the faint of heart, as the higher you climb, the air gets thin, and the odds become slim. We believe the work we are about to unveil is akin to taking those difficult last steps and gasping for those vital breaths. We believe the openings of RH Paris, Milan and London, arguably the three most immersive and inspiring brand experiences anywhere in the world, will form the foundation necessary to earn the respect and recognition of not only the European and UK customer, but a global one. They communicate a sense of permanence, a brand that has been dedicated to crafting their skills over decades.

THE LAST FOUNDATIONAL PIECE – RH ESTATES

MR. GORBACHEV, TEAR DOWN THIS WALL – RONALD REAGAN

We believe that there are those with taste and no scale, and those with scale and no taste. The global design market has spent the last half-century comfortable with that division. It is an industry defined by exclusion versus inclusion. For decades, the highest echelon of home design - the masterfully tailored upholstery of Dmitriy & Co, the uncompromising bespoke casework of Joseph Jeup, the classical grandeur of Dennis & Leen, the meticulous reproductions of Formations, the artisanal fixtures of Waterworks, and the iconic designs of Michael Taylor (who Architectural Digest named one of the greatest interior designers of all time) - has been hidden.

2	FIRST QUARTER 2026 FINANCIAL RESULTS AND SHAREHOLDER LETTER

Trapped behind a metaphorical iron curtain.

This curtain is the closed-door, trade-only showroom network. Unless you hold a professional license or hire a gatekeeper, you are forbidden from seeing, experiencing, or purchasing the finest expressions of human craftsmanship. The public is left outside, while some of the very best design and quality remains hidden inside.

Nearly forty years ago, standing at the Brandenburg Gate, a former American president looked out at a divided world and issued a defiant, historic decree: “Mr. Gorbachev, tear down this wall.”

Today, we look at the luxury home industry and ask the same.

With the launch of RH Estates, we are removing the barriers that have segregated taste from scale. We are amplifying the work of the world's most elite designers, artisans and manufactures on our global platform. This is not a compromise of quality; it is a liberation of mastery. By uniting these legendary ateliers and elevating their work in architecturally significant spaces, we are providing access to some of the most beautifully designed, highest quality classic, contemporary and modern furniture in the world.

Pieces that not only furnish a home, those that define it.

But tearing down the wall means more than just opening the doors. It means eliminating the creative limitations that have historically forced designers to choose between our scale and the uncompromising specificity of trade-only showrooms.

To empower the design community, we are introducing RH Bespoke Furniture and RH Couture Upholstery. With RH Bespoke, we are offering a level of customization never seen before at scale. Interior designers and architects can now specify dimensions for dressers, dining tables, sideboards, and cabinets to fit the exact proportions of their architectural canvas.

Simultaneously, RH Couture Upholstery will redefine the boundaries by integrating custom sizing with COM (Customer’s Own Material) into the RH ecosystem. We are giving designers the creative freedom to specify custom sizes and fabrics for sofas, sectionals, chairs, ottomans and beds. You source the fabric from anywhere in the world; we provide atelier level construction and craftsmanship.

The Scale of Taste

Our critics will argue that true luxury cannot be scaled. They are wrong. They fail to understand that the ability to scale taste creates higher quality and value for both the customer and the designer. It has the ability, as other innovations have, to create a larger market, enhance the way we live, and elevate humanity.

By moving past the antiquated model where each piece is built in isolation, we are building these elite designs in highly disciplined batches. Scale gives us unprecedented leverage: allowing for vastly superior sourcing of raw materials, rigorous quality control, and significant manufacturing and transportation efficiencies.

Make no mistake - we are not mechanizing art

The intricate hand carvings and finishes are still executed individually by the world's finest artisans. Because of this human touch, every single piece remains a one-of-a-kind masterpiece in its own right. However, by integrating the fragmented supply chain, and presenting these products on an equally unrivaled and inspiring architectural platform, consumers now have access to a level of design and quality previously only available to a select few.

3	FIRST QUARTER 2026 FINANCIAL RESULTS AND SHAREHOLDER LETTER

A New Covenant with the Trade

We recognize that the ultimate expression of our product requires the vision of incredible talent. To honor the design community, we are redefining how we partner with professionals. We are introducing an exclusive program for Interior Designers, Architects, and Trade Members. The program ensures that professionals are compensated for the tremendous value and aesthetic clarity they create for consumers. We want to incentivize the world’s best talent to build their canvases using our platform, creating a symbiotic ecosystem where design mastery is both accessible and rewarded at every level.

The separation between taste and scale is over.

The curtain has fallen.

It’s time to tear down that wall.

Especially these people.

Carpe Diem,

Gary Friedman

Chairman & Chief Executive Officer

4	FIRST QUARTER 2026 FINANCIAL RESULTS AND SHAREHOLDER LETTER

NON-GAAP FINANCIAL MEASURES

To supplement our consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles (“GAAP”), we use the following non-GAAP financial measures: adjusted net revenues, adjusted operating income, adjusted net income (loss), adjusted diluted net income (loss) per share, free cash flow, adjusted free cash flow, adjusted gross profit, adjusted gross margin, adjusted selling, general and administrative expenses, adjusted selling, general and administrative expenses margin, adjusted operating margin, adjusted capital expenditures, EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, trailing twelve months EBITDA and trailing twelve months adjusted EBITDA (collectively, “non-GAAP financial measures”). We compute these measures by adjusting the applicable GAAP measures to remove the impact of certain recurring and non-recurring charges and gains that are not reflective of underlying business performance and to adjust for the impact of income tax items related to such adjustments to our GAAP financial statements. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons and we believe they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by senior leadership in its financial and operational decision making. The non-GAAP financial measures we use in this release may be different from the non-GAAP financial measures, including similarly titled measures, used by other companies. For more information on the non-GAAP financial measures, please see the Reconciliation of GAAP to non-GAAP financial measures tables in this release. These accompanying tables include details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

5	FIRST QUARTER 2026 FINANCIAL RESULTS AND SHAREHOLDER LETTER

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the federal securities laws, including without limitation, our expectations regarding our financial outlook, including with respect to revenues, adjusted EBITDA margin, free cash flow and adjusted free cash flow, including our outlook for the second quarter and full year of fiscal 2026 and any statements regarding longer-term financial outlook; statements regarding our demand or customer demand for our products; statements regarding our order backlog, backorder balances and special order balances, including the size, composition, timing, fulfillment, reduction and conversion of backlog into future revenues; statements regarding inventory availability and the timing of shipments and deliveries necessary to convert new customer demand or orders or prior orders from backlog into revenue; statements regarding anticipated financial performance during the first half and second half of fiscal 2026 and any bridge, reconciliation or comparison between such periods; statements regarding the anticipated drivers of revenue growth in the second half of fiscal 2026, including expected contributions from backlog conversion, sales associated with our Estates product line, anticipated orders and revenue related to new Gallery openings and other growth initiatives; statements regarding the percentage, relative contribution or anticipated impact of any such factors on future revenues or financial performance; statements regarding progress on our goal of reducing excess inventory; our expectations regarding market share gains; our beliefs regarding the impact of the current high-investment, historically low housing market and our view that, over time, the market will appropriately reward the unique, high-performance brand we are building; our expectations regarding the impact of tariffs, the housing market and demand trends, market volatility, inflation risk and global discord; our expectations regarding market share gains, our growth trajectory and the positioning of RH's brand in 2026 and beyond; our plans regarding global expansion and the expected impact on our business, including over the next decade; our beliefs around the desirability of the RH brand globally; our belief that aggressive investing during a downturn positions us to capitalize on certain long-term opportunities, and that such opportunities have begun to materialize; our expectations around the impact of monetary and foreign policy, and geopolitical instability on the housing market; our belief that our investments will create meaningful long-term value for our shareholders; our belief that our product transformation plans represent the most prolific product transformation and platform expansion in the history of our industry; our belief that we are creating the most desirable and distinguished brand in our industry; our beliefs in our ability to make appropriate investments to continue our industry-leading growth while significantly reducing debt and lowering interest expense; our beliefs and expectations around the impact of our Sourcebook mailing strategy in elevating our brand and business; our plans to capitalize on certain demand trends in connection with our Sourcebook mailing strategy; our beliefs and expectations regarding our product and platform expansion initiatives; our belief that our platform expansion plans represent a multi-billion dollar opportunity; our plans and expectations regarding the acceleration of platform expansion, including with respect to the openings of new Galleries, Design Studios, Outdoor Galleries and New Concept Galleries; our estimates of the equity value of our real estate assets; our plans and other statements relating to our global expansion efforts in Europe and the United Kingdom; our expectations regarding business conditions in 2026 and beyond; our plans and beliefs around our online platform and website strategies; our beliefs and plans to monetize our assets including anticipated sales of real estate; our statements regarding allocation of capital to reduce or repay indebtedness; our plans regarding capital allocation or related activities based upon market conditions and to convert excess inventory into cash; our beliefs around the risks associated with uncertainty surrounding trade policy, including our expectations regarding the potential effect of increased tariffs on our operations and financial condition; our plans to reposition our supply chain; our plans and expectations regarding our manufacturing capacity in the United States and abroad; our views and projections regarding inflation and its effect; our forecasts and outlook for fiscal 2026, including among other matters backlog levels, backlog conversion, demand growth, revenue growth, adjusted operating margin, adjusted EBITDA margin, free cash flow, adjusted free cash flow and adjusted capital expenditures; our beliefs with respect to the RH brand and our products; our strategy to move the brand beyond curating and selling product to conceptualizing and selling spaces by building an ecosystem of Products, Places, Services and Spaces that establishes the RH brand as a global thought leader, taste and place maker; our beliefs regarding the impact of our Galleries, interior design services and hospitality experiences on our products; our plans and expectations regarding our hospitality efforts; our long-term strategy of building the world's first consumer-facing architecture, interior design and landscape architecture services platform inside our Galleries; our plans and expectations regarding RH Residences, The World of RH and RH Media; and any statements or assumptions underlying any of the foregoing.

You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “short-term,” “non-recurring,” “one-time,” “unusual,” “should,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors and impossible for us to anticipate all factors that could affect our actual results. Matters that we identify as “short-term,” “non-recurring,” “unusual,” “one-time,” or other words and terms of similar meaning may, in fact, not be short term and may recur in one or more future financial reporting periods. We cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect, or that future developments affecting us will be those that we have anticipated. Our expectations around operating metrics and our outlook for future financial periods are inherently subject to risks, uncertainties and changes in circumstances that could cause actual results to differ materially from projections. In particular, statements regarding the amount of backlog, the timing and extent of backlog conversion into revenue, the timing of inventory availability, anticipated first half and second half fiscal 2026

6	FIRST QUARTER 2026 FINANCIAL RESULTS AND SHAREHOLDER LETTER

performance, any bridge between first half and second half fiscal 2026 results, and the expected contribution of backlog conversion, Estates product line sales, new store openings or other factors to future revenue growth are based on assumptions that are inherently uncertain and subject to change, and actual results may differ materially from those anticipated. All discussions of new developments are subject to inherent uncertainty as to timing and the manner in which a new development may ultimately be launched, including that certain new concepts may be modified, delayed or cancelled prior to introduction.

Important risks and uncertainties that could cause actual results to differ materially from our expectations include, among others, risks related to our dependence on key personnel and any changes in key personnel; negative publicity; successful implementation of our growth strategy; uncertainties in the current and long-term performance of our business, including a range of risks related to our operations as well as external economic factors; general economic conditions and the impact on consumer confidence and spending; changes in customer demand for our products; decisions concerning the allocation of capital; factors affecting our outstanding indebtedness; our ability to anticipate consumer preferences and buying trends and maintain our brand promise to customers; changes in consumer spending based on weather and other conditions beyond our control; risks related to the number of new business initiatives we are undertaking, including international expansion, our real estate and Gallery development strategy and our expansion into new business areas such as hospitality; risks related to the success of our international expansion and the productivity of our new international Galleries in relation to our plans and expectations as well as our investments in building our international infrastructure to support sales through these new locations; strikes and work stoppages affecting port workers and other industries involved in the transportation of our products; our ability to obtain our products in a timely fashion or in the quantities required; risks related to our sourcing and supply chain, including our dependence on imported products produced by foreign manufacturers and risks related to importation of such products; risks related to the operations of our vendors; risks related to tariffs; risks relating to the fulfillment of backlog and the conversion of backlog into revenue; risks relating to inventory availability and product sourcing including availability of sufficient inventory of new products to match orders and demand in a timely way resulting in the conversion of new customer orders into revenue in a timely manner; and those other risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in RH’s filings with the Securities and Exchange Commission.

You should not place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date on which we made it. RH expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such forward-looking statements to reflect any change in its expectations with regard thereto, whether as a result of new information or any changes in the events, conditions or circumstances on which any such forward-looking statement is based, except as required by law. All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this release in the context of these risks and uncertainties.

7	FIRST QUARTER 2026 FINANCIAL RESULTS AND SHAREHOLDER LETTER

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(Unaudited)

	THREE MONTHS ENDED
	MAY 2,	% OF NET	MAY 3,	% OF NET
	2026	REVENUES	2025	REVENUES

	(dollars in thousands, except per share amounts)
Net revenues	$800,328	100.0%	$813,952	100.0%
Cost of goods sold	469,069	58.6	458,619	56.3
Gross profit	331,259	41.4	355,333	43.7
Selling, general and administrative expenses	297,016	37.1	299,422	36.8
Operating income	34,243	4.3	55,911	6.9
Other expenses
Interest expense—net	52,663	6.6	56,603	6.9
Other (income) expense—net	737	0.1	(3,653)	(0.4)
Total other expenses	53,400	6.7	52,950	6.5
Income (loss) before income taxes and equity method investments	(19,157)	(2.4)	2,961	0.4
Income tax expense (benefit)	(5,902)	(0.7)	3,127	0.4
Loss before equity method investments	(13,255)	(1.7)	(166)	0.0
Share of equity method investments net (income) loss	442	0.0	(8,205)	(1.0)
Net income (loss)	$(13,697)	(1.7)%	$8,039	1.0%
Weighted-average shares used in computing basic net income (loss) per share	18,845,313		18,729,005
Basic net income (loss) per share	$(0.73)		$0.43
Weighted-average shares used in computing diluted net income (loss) per share	18,845,313		19,913,234
Diluted net income (loss) per share	$(0.73)		$0.40

T-1	FIRST QUARTER 2026 FINANCIAL RESULTS AND SHAREHOLDER LETTER

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	MAY 2,	JANUARY 31,
	2026	2026

	(in thousands)
ASSETS
Cash and cash equivalents	$53,803	$41,191
Merchandise inventories	802,438	818,550
Other current assets	267,640	247,921
Total current assets	1,123,881	1,107,662
Property and equipment—net	2,219,579	2,158,718
Operating lease right-of-use assets	835,074	795,352
Goodwill and intangible assets—net	224,214	224,016
Equity method investments	119,311	119,754
Other non-current assets	425,618	430,208
Total assets	$4,947,677	$4,835,710
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accounts payable and accrued expenses	$411,554	$386,736
Deferred revenue and customer deposits	382,421	338,504
Other current liabilities	202,882	205,366
Total current liabilities	996,857	930,606
Asset based credit facility	30,000	20,000
Term loan B—net	1,882,171	1,886,370
Term loan B-2—net	467,112	467,299
Real estate loan—net	15,112	15,199
Non-current operating lease liabilities	733,340	705,084
Non-current finance lease liabilities	734,159	718,837
Other non-current liabilities	31,999	31,715
Total liabilities	4,890,750	4,775,110
Stockholders’ equity	56,927	60,600
Total liabilities and stockholders’ equity	$4,947,677	$4,835,710

T-2	FIRST QUARTER 2026 FINANCIAL RESULTS AND SHAREHOLDER LETTER

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	THREE MONTHS ENDED
	MAY 2,	MAY 3,
	2026	2025

	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(13,697)	$8,039
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Non-cash operating lease cost and finance lease interest expense	38,768	34,140
Depreciation and amortization	38,747	35,236
Stock-based compensation	11,919	12,374
Share of equity method investments net (income) loss	442	(8,205)
Distribution of return on equity method investment	—	4,630
Other non-cash items	2,268	2,471
Change in assets and liabilities:
Merchandise inventories	15,367	18,010
Prepaid expense and other assets	(11,404)	1,273
Landlord assets under construction—net of tenant allowances	(38,561)	(17,800)
Accounts payable and accrued expenses	16,583	(10,300)
Deferred revenue and customer deposits	44,067	53,541
Other changes in assets and liabilities	(51,998)	(46,768)
Net cash provided by operating activities	52,501	86,641
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(39,220)	(52,565)
Equity method investments	—	(374)
Distribution of return of equity method investment	—	7,916
Other investing activities	—	(19)
Net cash used in investing activities	(39,220)	(45,042)
CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings (repayments) under asset based credit facility	10,000	(15,000)
Repayments under term loans	(6,250)	(6,250)
Principal payments under finance lease agreements—net of tenant allowances	(6,971)	(6,464)
Other financing activities	2,637	712
Net cash used in financing activities	(584)	(27,002)
Effects of foreign currency exchange rate translation on cash	(85)	1,074
Net increase in cash and cash equivalents	12,612	15,671
Cash and cash equivalents
Beginning of period	41,191	30,413
End of period	$53,803	$46,084

T-3	FIRST QUARTER 2026 FINANCIAL RESULTS AND SHAREHOLDER LETTER

CALCULATION OF FREE CASH FLOW

(Unaudited)

	THREE MONTHS ENDED
	MAY 2,	MAY 3,
	2026	2025

	(in thousands)
Net cash provided by operating activities	$52,501	$86,641
Capital expenditures	(39,220)	(52,565)
Free cash flow(1)	$13,281	$34,076
(1)	Free cash flow is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define free cash flow as net cash provided by operating activities less capital expenditures. Free cash flow is included in this shareholder letter because we believe that this measure provides useful information to our senior leadership team and investors in understanding the strength of our liquidity and our ability to generate additional cash from our business operations. Free cash flow should not be considered in isolation or as an alternative to cash flows from operations calculated in accordance with GAAP and should be considered alongside our other liquidity performance measures that are calculated in accordance with GAAP, such as net cash provided by operating activities and our other GAAP financial results. Our senior leadership team uses this non-GAAP financial measure in order to have comparable financial results for the purpose of analyzing changes in our underlying business from quarter to quarter. Our measure of free cash flow is not necessarily comparable to other similarly titled measures for other companies due to different methods of calculation. We define adjusted free cash flow as free cash flow plus proceeds from sale of assets. We are not able to provide a reconciliation of our free cash flow and adjusted free cash flow financial guidance or other non-GAAP financial guidance to the corresponding GAAP measure without unreasonable effort because of the uncertainty and variability of the nature and amount of the inputs to such measures, including the timing or proceeds from assets sales that form part of adjusted free cash flow as well as non-recurring and other items that are excluded from such non-GAAP financial measures. Such adjustments in future periods are generally expected to be similar to the kinds of charges or adjustments that are excluded from or included within such non-GAAP financial measures in prior periods. The exclusion of these charges and costs or inclusions of such other adjustments in future periods could have a significant impact on the realization of our outlook for such non-GAAP financial measures, including due to uncertainty in the timing of asset sales.

T-4	FIRST QUARTER 2026 FINANCIAL RESULTS AND SHAREHOLDER LETTER

CALCULATION OF ADJUSTED CAPITAL EXPENDITURES

(Unaudited)

	THREE MONTHS ENDED
	MAY 2,	MAY 3,
	2026	2025

	(in thousands)
Capital expenditures	$39,220	$52,565
Landlord assets under construction—net of tenant allowances	38,561	17,800
Adjusted capital expenditures(1)(2)	$77,781	$70,365
(1)	Adjusted capital expenditures is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted capital expenditures as capital expenditures from investing activities and cash outflows of capital related to construction activities to design and build landlord-owned leased assets, net of tenant allowances received during the construction period. Adjusted capital expenditures is included in this shareholder letter because our senior leadership team believes that adjusted capital expenditures provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of operating results on a comparable basis with historical results. Our senior leadership team uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Our measure of adjusted capital expenditures is not necessarily comparable to other similarly titled measures for other companies due to different methods of calculation.
(2)	Landlord tenant allowances received subsequent to lease commencement under finance lease agreements are reflected as a reduction to principal payments under finance lease agreements—net of tenant allowances within financing activities on the condensed consolidated statements of cash flows and are excluded from our calculation of adjusted capital expenditures. We received landlord tenant allowances subsequent to lease commencement of $1.4 million in the three months ended May 3, 2025. We did not receive any such tenant allowances in the three months ended May 2, 2026.

T-5	FIRST QUARTER 2026 FINANCIAL RESULTS AND SHAREHOLDER LETTER

RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS)

(Unaudited)

	THREE MONTHS ENDED
	MAY 2,	MAY 3,
	2026	2025

	(in thousands)
GAAP net income (loss)	$(13,697)	$8,039
Adjustments (pre-tax):
Selling, general and administrative expenses:
Legal settlement—net(1)	(31,668)	—
Non-cash compensation(2)	—	851
Subtotal adjusted items	(31,668)	851
Impact of income tax items(3)	7,719	1,907
Share of equity method investments net (income) loss(4)	442	(8,205)
Adjusted net income (loss)(5)	$(37,204)	$2,592
(1)	Represents a favorable legal settlement associated with credit card interchange fees, partially offset by legal costs incurred in connection with the matter.
(2)	Represents the amortization of the non-cash compensation charge related to an option grant made to Mr. Friedman in October 2020, which stock-based compensation for this award was fully recognized as of the first quarter of fiscal 2025.
(3)	We exclude the GAAP tax provision and apply a non-GAAP tax provision based upon (i) adjusted pre-tax net income (loss), (ii) the projected annual adjusted tax rate and (iii) the exclusion of material discrete tax items that are unusual or infrequent, such as the favorable legal settlement associated with credit card interchange fees in the first quarter of fiscal 2026. The adjustments for the three months ended May 2, 2026 and May 3, 2025 are based on adjusted tax rates of 26.8% and 32.0%, respectively.
(4)	Represents our proportionate share of the net (income) loss of our equity method investments. The adjustment in the three months ended May 3, 2025 includes a capital distribution of $7.9 million from an Aspen LLC.
(5)	Adjusted net income (loss) is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted net income (loss) as consolidated net income (loss), adjusted for the impact of certain non-recurring and other items that we do not consider representative of our underlying operating performance. Adjusted net income (loss) is included in this shareholder letter because our senior leadership team believes that adjusted net income (loss) provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of operating results on a comparable basis with historical results. Our senior leadership team uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Our measure of adjusted net income (loss) is not necessarily comparable to other similarly titled measures for other companies due to different methods of calculation.

T-6	FIRST QUARTER 2026 FINANCIAL RESULTS AND SHAREHOLDER LETTER

RECONCILIATION OF DILUTED NET INCOME (LOSS) PER SHARE TO
ADJUSTED DILUTED NET INCOME (LOSS) PER SHARE

(Unaudited)

	THREE MONTHS ENDED
	MAY 2,	MAY 3,
	2026	2025
Diluted net income (loss) per share	$(0.73)	$0.40
Per share impact of adjustments (pre-tax)(1):
Legal settlement—net	(1.68)	—
Non-cash compensation	—	0.04
Subtotal adjusted items	(1.68)	0.04
Impact of income tax items(1)	0.41	0.10
Share of equity method investments net (income) loss(1)	0.03	(0.41)
Adjusted diluted net income (loss) per share(2)	$(1.97)	$0.13
(1)	Refer to table titled “Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income (Loss)” and the related footnotes for additional information.
(2)	Adjusted diluted net income (loss) per share is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted diluted net income (loss) per share as consolidated net income (loss), adjusted for the impact of certain non-recurring and other items that we do not consider representative of our underlying operating performance divided by our diluted share count. Adjusted diluted net income (loss) per share is included in this shareholder letter because our senior leadership team believes that adjusted diluted net income (loss) per share provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of operating results on a comparable basis with historical results. Our senior leadership team uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Our measure of adjusted diluted net income (loss) per share is not necessarily comparable to other similarly titled measures for other companies due to different methods of calculation.

T-7	FIRST QUARTER 2026 FINANCIAL RESULTS AND SHAREHOLDER LETTER

RECONCILIATION OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO
ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

(Unaudited)

	THREE MONTHS ENDED
	MAY 2,	MAY 3,
	2026	2025

	(dollars in thousands)
Selling, general and administrative expenses	$297,016	$299,422
Legal settlement—net(1)	31,668	—
Non-cash compensation(1)	—	(851)
Adjusted selling, general and administrative expenses(2)	$328,684	$298,571
Net revenues	$800,328	$813,952
Selling, general and administrative expenses margin(3)	37.1%	36.8%
Adjusted selling, general and administrative expenses margin(3)	41.1%	36.7%
(1)	Refer to table titled “Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income (Loss)” and the related footnotes for additional information.
(2)	Adjusted selling, general and administrative expenses is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted selling, general and administrative expenses as consolidated selling, general and administrative expenses, adjusted for the impact of certain non-recurring and other items that we do not consider representative of our underlying operating performance. Adjusted selling, general and administrative expenses is included in this shareholder letter because our senior leadership team believes that adjusted selling, general and administrative expenses provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of operating results on a comparable basis with historical results. Our senior leadership team uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Our measure of adjusted selling, general and administrative expenses is not necessarily comparable to other similarly titled measures for other companies due to different methods of calculation.
(3)	We define selling, general and administrative expenses margin as selling, general and administrative expenses divided by net revenues. We define adjusted selling, general and administrative expenses margin as adjusted selling, general and administrative expenses divided by net revenues and use this non-GAAP financial measure for the same reasons we use adjusted selling, general and administrative expenses.

T-8	FIRST QUARTER 2026 FINANCIAL RESULTS AND SHAREHOLDER LETTER

RECONCILIATION OF NET INCOME (LOSS) TO OPERATING INCOME
AND ADJUSTED OPERATING INCOME

(Unaudited)

	THREE MONTHS ENDED
	MAY 2,	MAY 3,
	2026	2025

	(dollars in thousands)
Net income (loss)	$(13,697)	$8,039
Interest expense—net	52,663	56,603
Other (income) expense—net	737	(3,653)
Income tax expense (benefit)	(5,902)	3,127
Share of equity method investments net (income) loss	442	(8,205)
Operating income	34,243	55,911
Legal settlement—net(1)	(31,668)	—
Non-cash compensation(1)	—	851
Adjusted operating income(2)	$2,575	$56,762
Net revenues	$800,328	$813,952
Operating margin(3)	4.3%	6.9%
Adjusted operating margin(3)	0.3%	7.0%
(1)	Refer to table titled “Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income (Loss)” and the related footnotes for additional information.
(2)	Adjusted operating income is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted operating income as consolidated operating income, adjusted for the impact of certain non-recurring and other items that we do not consider representative of our underlying operating performance. Adjusted operating income is included in this shareholder letter because our senior leadership team believes that adjusted operating income provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of operating results on a comparable basis with historical results. Our senior leadership team uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Our measure of adjusted operating income is not necessarily comparable to other similarly titled measures for other companies due to different methods of calculation.
(3)	We define operating margin as operating income divided by net revenues. We define adjusted operating margin as adjusted operating income divided by net revenues and use this non-GAAP financial measure for the same reasons we use adjusted operating income. We are not able to provide a reconciliation of our adjusted operating margin financial guidance or other non-GAAP financial guidance to the corresponding GAAP measure without unreasonable effort because of the uncertainty and variability of the nature and amount of the non-recurring and other items that are excluded from such non-GAAP financial measures. Such adjustments in future periods are generally expected to be similar to the kinds of charges excluded from such non-GAAP financial measures in prior periods. The exclusion of these charges and costs in future periods could have a significant impact on our non-GAAP financial measures.

T-9	FIRST QUARTER 2026 FINANCIAL RESULTS AND SHAREHOLDER LETTER

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

(Unaudited)

	THREE MONTHS ENDED
	MAY 2,	MAY 3,
	2026	2025

	(dollars in thousands)
Net income (loss)	$(13,697)	$8,039
Depreciation and amortization	38,747	35,236
Interest expense—net	52,663	56,603
Income tax expense (benefit)	(5,902)	3,127
EBITDA(1)	71,811	103,005
Legal settlement—net(2)	(31,668)	—
Stock-based compensation	11,919	12,374
Capitalized cloud computing amortization(3)	3,669	2,916
Other (income) expense—net(4)	737	(3,653)
Share of equity method investments net (income) loss(2)	442	(8,205)
Adjusted EBITDA(1)	$56,910	$106,437
Net revenues	$800,328	$813,952
Net income (loss) margin(5)	(1.7)%	1.0%
EBITDA margin(6)	9.0%	12.7%
Adjusted EBITDA margin(6)	7.1%	13.1%
(1)	EBITDA and adjusted EBITDA are supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. We define EBITDA as consolidated net income (loss) before depreciation and amortization, interest expense—net and income tax expense (benefit). Adjusted EBITDA reflects further adjustments to EBITDA to eliminate the impact of non-cash compensation, as well as certain non-recurring and other items that we do not consider representative of our underlying operating performance. EBITDA and adjusted EBITDA are included in this shareholder letter because our senior leadership team believes that these metrics provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of operating results on a comparable basis with historical results. Our senior leadership team uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Our measures of EBITDA and adjusted EBITDA are not necessarily comparable to other similarly titled captions for other companies due to different methods of calculation.
(2)	Refer to table titled “Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income (Loss)” and the related footnotes for additional information.
(3)	Represents amortization associated with capitalized cloud computing costs.

T-10	FIRST QUARTER 2026 FINANCIAL RESULTS AND SHAREHOLDER LETTER

(4)	Amounts consisted of the following in each period:

	THREE MONTHS ENDED
	MAY 2,	MAY 3,
	2026	2025

	(in thousands)
Foreign exchange from transactions(a)	$1,215	$(370)
Foreign exchange from remeasurement of intercompany loans(b)	(478)	(3,283)
Other (income) expense—net	$737	$(3,653)
(a)	Represents net foreign exchange gains and losses related to exchange rate changes affecting foreign currency denominated transactions, primarily between the U.S. dollar as compared to the euro and pound sterling.
(b)	Represents remeasurement of intercompany loans with subsidiaries in Switzerland and the United Kingdom.
(5)	We define net income (loss) margin as net income (loss) divided by net revenues.
(6)	We define EBITDA margin as EBITDA divided by net revenues. We define adjusted EBITDA margin as adjusted EBITDA divided by net revenues. We use these non-GAAP financial measures for the same reasons we use EBITDA and adjusted EBITDA. We are not able to provide a reconciliation to the corresponding GAAP measure without unreasonable effort because of the uncertainty and variability of the nature and amount of the non-recurring and other items that are excluded from such non-GAAP financial measures. Such adjustments in future periods are generally expected to be similar to the kinds of charges excluded from such non-GAAP financial measures in prior periods. The exclusion of these charges and costs in future periods could have a significant impact on our non-GAAP financial measures.

T-11	FIRST QUARTER 2026 FINANCIAL RESULTS AND SHAREHOLDER LETTER

RECONCILIATION OF TRAILING TWELVE MONTHS NET INCOME

TO TRAILING TWELVE MONTHS EBITDA AND

TRAILING TWELVE MONTHS ADJUSTED EBITDA

(Unaudited)

TRAILING TWELVE MONTHS
MAY 2, 2026
(in thousands)
Net income	$103,051
Depreciation and amortization	152,011
Interest expense—net	221,438
Income tax expense—net	38,130
EBITDA(1)	514,630
Stock-based compensation(2)	43,427
Capitalized cloud computing amortization(3)	14,244
Share of equity method investments net loss(4)	3,639
Asset impairments(5)	3,597
Product recall(6)	1,913
Reorganization related costs(7)	1,233
Legal settlement—net(8)	(31,668)
Contract termination fee—net(9)	(3,375)
Other income—net(10)	(658)
Adjusted EBITDA(1)	$546,982
(1)	Refer to footnote (1) within table titled “Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA.”
(2)	Represents non-cash compensation related to equity awards granted to employees.
(3)	Represents amortization associated with capitalized cloud computing costs.
(4)	Represents our proportionate share of the net loss of our equity method investments.
(5)	Includes $2.6 million of inventory impairment and $1.0 million of asset impairment for property and equipment of Galleries under construction.
(6)	Represents costs and inventory charges associated with a product recall.
(7)	Represents severance costs and related payroll taxes associated with reorganizations.
(8)	Represents a favorable legal settlement associated with credit card interchange fees, partially offset by legal costs incurred in connection with the matter.
(9)	Represents a favorable contract termination settlement of $3.8 million, partially offset by costs related to the early termination.
(10)	Represents exchange rate changes affecting foreign currency denominated transactions and from the remeasurement of intercompany loans with subsidiaries in Switzerland and the United Kingdom.

T-12	FIRST QUARTER 2026 FINANCIAL RESULTS AND SHAREHOLDER LETTER

CALCULATION OF TOTAL DEBT, TOTAL NET DEBT

AND RATIO OF TOTAL NET DEBT TO TRAILING TWELVE MONTHS ADJUSTED EBITDA

(Unaudited)

	MAY 2,	INTEREST
	2026	RATE(1)
	(dollars in thousands)
Asset based credit facility	$30,000	5.26%
Term loan B(2)	1,910,000	6.27%
Term loan B-2(2)	482,500	7.00%
Notes payable for share repurchases	315	4.14%
Total debt(3)	2,422,815
Cash and cash equivalents	(53,803)
Total net debt(3)	$2,369,012
Trailing twelve months adjusted EBITDA(4)	$546,982
Ratio of total net debt to trailing twelve months adjusted EBITDA(4)	4.3
(1)	Interest rates for the Term loan B and Term loan B-2 are as of May 2, 2026. Interest rates for the asset based credit facility and notes payable for share repurchases represent the weighted-average interest rate as of May 2, 2026.
(2)	Amounts exclude third-party offering and debt issuance costs.
(3)	Excludes a non-recourse real estate loan of $16 million, which is secured by specific real estate assets and the associated creditor does not have recourse against RH’s general assets.
(4)	The ratio of total net debt to trailing twelve months adjusted EBITDA is calculated by dividing total net debt by trailing twelve months adjusted EBITDA. Refer to table titled “Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA” and the related footnotes for definitions of EBITDA and adjusted EBITDA.

T-13	FIRST QUARTER 2026 FINANCIAL RESULTS AND SHAREHOLDER LETTER